EXHIBIT 99.1
MARKETAXESS ANNOUNCES STRATEGIC INVESTMENT BY TECHNOLOGY
CROSSOVER VENTURES, ADOPTION OF STOCKHOLDER RIGHTS PLAN
NEW YORK, June 3, 2008 – MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for U.S. and European high-grade corporate bonds, emerging markets bonds and other types of fixed-income securities, today announced that Technology Crossover Ventures (“TCV”), a leading private equity and venture capital firm with expertise in the financial technology space, has agreed to purchase a minority stake in MarketAxess, consisting of preferred stock and warrants, for an aggregate purchase price of $35.0 million. The preferred shares being sold by MarketAxess are convertible by TCV into shares of MarketAxess common stock at a conversion price of $10.00 per share, representing a premium of approximately 34% to the closing price of MarketAxess common stock on June 2, 2008.
Under the terms of the agreement, TCV will acquire (i) 35,000 shares of Series B preferred stock, which are convertible into 3.5 million shares of MarketAxess common stock at a conversion price of $10.00 per share, and (ii) ten-year warrants to purchase an additional 700,000 shares of common stock at an exercise price of $10.00 per share. After the closing of the transaction, TCV will own approximately 10% of MarketAxess’ common stock on a fully-diluted basis. The terms of the investment include a seven year standstill, a one year lock-up and an automatic conversion provision. The preferred shares also include the right to elect one member of MarketAxess’ Board of Directors.
“We are pleased to join forces with TCV to expand and execute our growth agenda,” commented Richard M. McVey, chairman and chief executive officer of MarketAxess. “The TCV investment reflects confidence in our business model and our market position. This additional capital will allow us to invest in broadening our capabilities while actively managing our balance sheet to build stockholder value. TCV has a long history of success in the financial technology space and we will benefit from their expertise as well as their industry relationships.”
Robert Trudeau, general partner of TCV, commented, “Since going public in 2004, MarketAxess has greatly expanded its product and service offering and cemented their position as a premier provider of electronic trading and technology solutions for the credit markets. Our investment in MarketAxess reflects the strength of their client franchise, their e-trading leadership position in large global credit markets and the superior growth opportunity for their technology solutions product offering.”
Closing of the transaction is contingent upon customary closing conditions.
MarketAxess also announced today that its Board of Directors has adopted a three-year stockholder rights plan designed to protect the long-term value of the Company for its stockholders during any future unsolicited acquisition attempt. The rights plan is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders. Generally, the rights will become exercisable if any person or group becomes the beneficial owner of 20% or more of the Company’s common stock or if a person or group commences a tender or exchange offer upon consummation of which such person or group would beneficially own 20% or more of the Company’s common stock. Adoption of the rights plan was not made in response to any specific attempt to acquire the Company or its shares.
Further details about the investment by TCV and the Rights Plan, including the operation of the Rights Plan, are contained in a Form 8-K which is being filed today with the Securities and Exchange Commission by the Company.
Financial Technology Partners LP and FTP Securities LLC (“FT Partners”) served as exclusive financial advisor to MarketAxess and its Board of Directors.
About MarketAxess
MarketAxess operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed-income securities, serving as an electronic platform through which our more than 670 active institutional investor clients can access the liquidity provided by our 30 broker-dealer clients. MarketAxess’ multi-dealer trading platform allows our institutional investor clients to simultaneously request competitive, executable bids or offers from multiple broker-dealers, and to execute trades with the broker-dealer of their choice. MarketAxess offers our clients the ability to trade U.S. high-grade corporate bonds, European high-grade corporate bonds, credit default swaps, agencies, high-yield and emerging markets bonds. MarketAxess also provides data and analytical tools that help our clients make trading decisions, and we provide connectivity solutions that facilitate the trading process by electronically communicating order information between trading counterparties and we provide our clients with ancillary technology services. Our DealerAxess® trading service allows dealers to trade fixed-income securities with each other on our platform.
About TCV
Technology Crossover Ventures (TCV), founded in 1995, is a leading growth equity investor focused on investing in premier later stage technology companies. With $7.7 billion in capital under management, TCV has made growth equity, PIPE and recapitalization investments in over 170 companies leading to 45 initial public offerings and more than 30 strategic sales. Representative investments in the securities and capital markets technology sector include Liquidnet, FXall, TradingScreen, RiskMetrics, TheStreet.com, thinkorswim, and Penson Worldwide, among others. TCV has 9 partners and is headquartered in Palo Alto, California. For more information about TCV, visit www.tcv.com.
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including statements about the outlook and prospects for Company and industry growth, as well as statements about the Company’s future financial and operating performance. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including: our dependence on our broker-dealer clients; the level and intensity of competition in the fixed-income electronic trading industry and the pricing pressures that may result; the variability of our growth rate; our limited operating history; the level of trading volume transacted on the MarketAxess platform; the absolute level and direction of interest rates and the corresponding volatility in the corporate fixed-income market; our ability to develop new products and offerings and the market’s acceptance of those products; our ability to enter into strategic alliances and to acquire other businesses and successfully integrate them with our business; our future capital needs and our ability to obtain capital when needed; our exposure to risks resulting from non-performance by counterparties to transactions executed between our broker-dealer clients in which we act as an intermediary in matching back-to-back trades; and other factors. The Company’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.
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MarketAxess Media and Investor Relations Contacts:
Stephen Davidson
MarketAxess Holdings Inc.
+1-212-813-6021
Sharron Silvers
Gavin Anderson & Co.
+1-212-515-1931

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